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                                                                    Exhibit 10.5

                           SECOND AMENDMENT OF LEASE
                           -------------------------


        AMENDMENT, dated September 30, 1997, by and between NEWPORT L.G.-I,
                                   --
INC., a Delaware corporation, having an office c/o The Georgetown Company, 667 Madison Avenue, New York, New York 10021 ("Landlord"), and KNIGHT SECURITIES, L.P., a New York limited partnership, having an office at 525 Washington Boulevard, Jersey City, New Jersey 07310 ("Tenant").


                             W I T N E S S E T H:
                             - - - - - - - - - -

        WHEREAS, by Agreement of Lease, dated as of December 6, 1994, by and between Landlord and Tenant, as amended by Amendment of Lease, dated May 28, 1996, between Landlord and Tenant (collectively the "Lease"), Tenant leases certain space in the building known as Newport Office Tower, and located at 525 Washington Boulevard, Jersey City, New Jersey (the "Building"), consisting of
                                                    --------
the entire thirtieth (30th) floor and a portion of the thirty-fifth (35th) floor of the Building; and

        WHEREAS, Landlord and Tenant desire to amend the Lease to provide for the addition of certain space located on the 26th floor of the Building to the premises leased to Tenant under the Lease.

        NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) paid by Landlord to Tenant and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

        2. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the portion of the twenty-sixth (26th) floor of the Building shown as area "E" on the floor plan attached hereto as Exhibit A and made a part hereof
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(the Additional Space"), upon all of the same terms, covenants and conditions
     -----------------
set forth in the Lease, as amended hereby, for a term to commence upon the date hereof (the "Additional Commencement Date") and to expire on the Expiration
             -----------------------------
Date.

        3.   The Lease is hereby modified and hereby amended, as follows:

             (a) The "Definitions" section of the Lease is hereby amended as of the Additional Commencement Date, as follows:
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                  (i)    The definition of "Premises" is amended to include the
Additional Space, subject to the provisions of the Lease.

                  (ii) The definition of "Space Factor" is amended by deleting the phrase "twenty-nine thousand four hundred seventy-five (29,475)" and inserting in lieu thereof the phrase "thirty-two thousand one hundred fifty-eight (32,158)".

                  (iii) The definition of "Tenant's Share" is amended by deleting the phrase "two and nine thousand eight hundred seventy ten thousandths percent (2.9870%)" and inserting in lieu thereof the phrase "three and two thousand five hundred eighty-nine ten thousandths percent (3.2589%)".

                  (iv) The definition of "Tenant's Tax Share" is amended by deleting the phrase "two and eight thousand two hundred sixty ten thousandths percent (2.8260%)" and inserting in lieu thereof the phrase "three and eight hundred thirty-two ten thousandths percent (3.0832%)".

           (b) Section 1.1 of the Lease is hereby amended as of December 1, 1997 (the "Additional Rent Commencement Date") to provide that Fixed Rent for the
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Premises, including the Additional Space, shall be:

                  (i) Nine Hundred Eleven Thousand Three Hundred Fifteen Dollars ($911,315.00) for the period commencing on the Additional Rent Commencement Date and ending on April 3, 2001 ($75,942.91 per month), and

                  (ii) Nine Hundred Thirty-Four Thousand One Hundred Fourteen Dollars ($934,114.00) for the period commencing on April 4, 2001 and ending on the Fixed Expiration Date ($77,842.83 per month).

       4. If Landlord shall fail for any reason to deliver possession of the Additional Space (a) Tenant waives any right to rescind the Lease, (b) Landlord shall not be subject to any liability as a result thereof, and (c) Tenant waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Additional Space.

       5. Tenant acknowledges that Landlord has made no representation to Tenant with respect to the condition of the Additional Space. Tenant represents that it has inspected the Additional Space and agrees to take possession thereof in the condition which exists on the date hereof, "as is", and Landlord shall have no obligation to perform any work, make any installations or make any contribution to Tenant in order to prepare the Additional Space for Tenant's occupancy.

                                     - 2 -
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       6.  Each of Landlord and Tenant represents and warrants that it has dealt with no broker in connection with this Amendment of Lease or the Additional
Space other than Cushman & Wakefield, Inc., and each agrees to indemnify the other from and against any claim for brokerage commission arising from any breach by such party of its foregoing representation and warranty. Landlord shall pay to Cushman & Wakefield, Inc. a negotiated commission pursuant to a separate written agreement. The provisions of this Paragraph 6 shall survive the Expiration Date.

       7. From and after the date hereof, all references in the Lease to "this Lease", "herein", "hereof", "hereby" and words of similar import shall mean and refer to the Lease as amended hereby.

       8. As modified hereby, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

       9. The Lease, as amended hereby, constitutes the entire understanding between the parties hereto and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.



                                     NEWPORT L.G.-I, INC.


                                     By:  /s/ Marshall Rose
                                         ---------------------------------------
                                         Name: Marshall Rose
                                         Authorized Signatory



                                     KNIGHT SECURITIES, L.P.


                                     Roundtable Partners, L.L.C.,
                                                general partner


                                          By:  /s/ Robert Turner
                                              ----------------------------------
                                              Name: Robert Turner
                                              Title: Secretary

                                     - 3 -
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                                   EXHIBIT A
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                             The Additional Space
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                           [FLOOR PLAN APPEARS HERE]

                                  26TH FLOOR


                                                           Newport Office Tower
                                                         Jersey City, New Jersey